Exhibit 10.2

Kellogg Company

2009 Long Term Incentive Plan

OPTION TERMS AND CONDITIONS

1.	Kellogg Company (the “Company”) awards to you and you accept an option to purchase the number of shares of the Company’s Common Stock ($0.25 par value) (the “Common Stock”) at the option price per share on the date of award described in the Non-Qualified Stock Option Award (the “Award Date”) and distributed to you with this Terms and Conditions document (such document, together with the Non-qualified Stock Option Award, being the “Option”).

2.	This Option is not a tandem grant nor an Incentive Stock Option under the provisions of the U.S. Internal Revenue Code and, notwithstanding any other provision of this Option or the Kellogg Company 2009 Long Term Incentive Plan (the “Plan”), it must be exercised prior to the expiration of ten (10) years from the Award Date (the “Expiration Date”). This Option vests and becomes exercisable in equal installments over three (3) years: one-third on the first anniversary date of the grant, one-third on the second anniversary date of the grant and the remaining one-third on the third anniversary date of the grant. It is your responsibility to exercise this Option prior to its Expiration Date, just as is the case with any other employee stock option. The Company has no obligation to notify or contact you prior to the Expiration Date of this Option, or any other option.

3.	This Option fully vests if your employment terminates because of death, Disability (as defined in the Plan) or Retirement (as defined in the Plan). If your employment terminates because of death, the legal representative of your estate or your beneficiary, if so designated, may exercise this Option before the first to occur of the Expiration Date and the day after the first anniversary of your death. If your employment terminates because of Disability or Retirement, you may exercise this Option before the first to occur of the Expiration Date and the day after the fifth anniversary of your termination of employment due to Disability or Retirement.

4.	Except as set forth in Section 6, if the Company terminates your employment for cause or if you voluntarily terminate employment, vesting stops as of the date of your termination of employment and any vested portion of this Option must be exercised by you prior to such termination date (or the Expiration Date, if earlier). Any unvested Options outstanding on the date of termination shall be forfeited by you and cancelled by the Company.

5.	Except as set for the in Section 6, if the Company terminates your employment without cause, vesting stops as of your date of termination of employment and any vested portion of this Option must be exercised by you before the first to occur of the Expiration Date and the date that is three months and one day following the date of your termination of employment. Any unvested Options outstanding on the date of termination shall be forfeited by you and cancelled by the Company.

6.	In the event of a Change of Control, as defined in the Plan, this Option becomes fully exercisable and vested as of the date of such Change of Control if the award has not been assumed or replaced by a Substitute Award, as defined below.

An award will qualify as a Substitute Award (“Substitute Award”) if it is assumed by any successor corporation, affiliate thereof, person or other entity, or replaced with awards that, solely in the discretionary judgment of the Company’s Compensation Committee preserves the existing value of the outstanding Option at the time of the Change in Control and provide vesting and other terms and conditions, as applicable, that are at least as favorable to Participants as vesting and other terms and conditions applicable to the Option (including the terms and conditions that would apply in the event of a subsequent Change in Control).

If and to the extent this Option is assumed by the successor corporation (or affiliate, person or other entity thereto) or is replaced with a Substitute Award, then all such Substitute Awards thereof shall remain outstanding and be governed by their respective terms and the provisions of the applicable plan.

If this Option is assumed or replaced with a Substitute Award and the participant’s employment with the Company is thereafter terminated by (i) the Company or successor, as the case may be, for any reason other than cause; or (ii) a participant eligible to participate in the Kellogg Company Change of Control Severance Policy for Key Executives, for Good Reason (as defined in that Policy), in each case, within the two year period commencing on the date of the Change in Control, then all Substitute Awards for that participant will fully vest immediately as of the date of such participant’s termination and will be fully exercisable subject to the terms and conditions of that award; provided, however, that Options that become exercisable in accordance with this Section shall remain exercisable until the earlier of (x) expiration of the original term or (y) the second anniversary of the date of termination.

7.	If the exercise of this Option within the time periods set forth herein is prevented by the provisions of Section 16.6 of the Plan, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the Expiration Date.

8.	This Option may be exercised, in whole or in part during the term, by contacting Merrill Lynch at 1- 866-866-4050 or 1-609-818-8669 (outside of the U.S., Canada, or Puerto Rico), or the Merrill Lynch Grand Rapids Office at 1-877-884-4371 or 1-616-774-4252 (outside of the U.S., Canada, or Puerto Rico). This Option may be exercised by paying the exercise price in cash or surrendering (or attesting to) shares of Common Stock duly owned by you as provided in the Plan, based on the Fair Market Value (as provided in the Plan) or via a buy/sell exercise with Merrill Lynch.

9.	The Company shall have the right to deduct or otherwise require any payment by you of any Federal, state, local or foreign taxes required by law to be withheld. The Company has the right to deduct or require this payment prior to, and as a condition precedent to, issuing or delivering any shares of Common Stock, to you pursuant to this Option. Subject to any terms and conditions which the Committee (as defined in the Plan) may impose, the minimum required withholding obligation may be satisfied by reducing the number of shares of Common Stock otherwise deliverable pursuant to this Option. You acknowledge that (i) the ultimate liability for any and all taxes is and remains your responsibility, (ii) the Company makes no representations or undertaking regarding the amount or timing of any taxes, (iii) the Company does not commit to structure the terms of this Option or any aspect of the transfer of the shares to reduce or eliminate your liability for taxes, and (iv) in no event shall the Company be liable for any tax or other costs to you that may arise under Section 409A of the Internal Revenue Code of 1986 (the “Code”).

10.	You will not receive any accelerated ownership feature or “reload” options when this Option is exercised or any tax withholding is paid using shares of Common Stock or otherwise.

11.	This Option shall be construed according to the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict laws) to the extent not superseded by Federal U.S. law.

12.	If you exercise any portion of this Option and voluntarily leave employment of the Company or any of its subsidiaries within one (1) year after such exercise to work for a direct competitor of the Company or any of its subsidiaries, then the gain on exercise represented by the mean market price of the Common Stock on the date of exercise over the exercise price, multiplied by the number of shares purchased, less any tax withholding or tax obligations, without regard to any subsequent market price decrease or increase, shall be immediately due and payable by you without notice, to the Company.

13.	If at any time (including after a notice of exercise has been delivered) the Committee, including any person authorized pursuant to Section 3.2 of the Plan (any such person, an “Authorized Officer”), reasonably believes that you have committed an act of misconduct as described in this Section, the Committee or an Authorized Officer may suspend your right to exercise this Option pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines you have engaged in any activity that is contrary or harmful to the interest of the Company or any of its subsidiaries, including, but not limited to, (i) conduct relating to your employment for which either criminal or civil penalties against you may be sought, (ii) breaching your fiduciary duty or deliberately disregarding any of the Company’s (or any of its subsidiaries’) policies or code of conduct, (iii) violating the Company’s insider trading policy, (iv) accepting employment with or serving as a consultant, advisor, or in any other capacity to an entity or person that is in competition with or acting against the interests of the Company or any of its subsidiaries, (v) directly or indirectly soliciting, hiring, or otherwise encouraging any present, former, or future employee of the Company or any of its subsidiaries to leave the Company or any of its subsidiaries, (vi) disclosing or misusing any confidential information or material concerning the Company or any of its subsidiaries, or (vii) participating in a hostile takeover attempt of the Company, then this Option and all rights thereunder shall terminate immediately without notice effective the date on which you perform such act of misconduct, unless terminated sooner by operation of another term or condition of this Option or the Plan. In addition, if the Committee determines that you engaged in an act of fraud or intentional misconduct during your employment that caused the Company to restate all or a portion of the Company’s financial statements (“Misconduct”), you may be required to repay to the Company, in cash and upon demand, the Option Proceeds (as defined below) resulting from the sale or other disposition (including to the Company) of shares of Common Stock issued or issuable upon exercise of this Option if the sale or disposition was effected after the first public issuance or filing with the Securities and Exchange Commission of the financial statements required to be restated. The term “Option Proceeds” means, with respect to any sale or other disposition (including to the Company) of shares of Common Stock issued or issuable upon exercise of this Option, an amount reasonably determined appropriate by the Committee to reflect the effect of the restatement on the Company’s stock price, up to the amount equal to the number of shares of Common Stock sold or disposed of multiplied by the difference between the market value per share of Common Stock at the time of such sale or disposition and the exercise price. The return of Option Proceeds is in addition to and separate from any other relief available to the Company due to your Misconduct. For anyone who is an executive officer for purposes of Section 16 of the Exchange Act, the determination of the Committee shall be subject to the approval of the Board of Directors.

The rights contained in this section shall be in addition to, and shall not limit, any other rights or remedies that the Company may have under law or in equity, including, without limitation, (i) any right that the Company may have under any other Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Securities Exchange Act of 1934, as amended (as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission).

14.	Any amounts the Company or any subsidiary owes you from time to time (including amounts owed to you as wages or other compensation, fringe benefits, or vacation pay, as well as, any other amounts owed to you by the Company or any subsidiary) may be offset, to the extent of the amounts you owe the Company under paragraphs 11 and 12 above, provided that amounts owed to you which constitute “non-qualified deferred compensation” under Code Section 409A shall only be offset to the extent allowed under Code Section 409A. Whether or not the Company elects to make any set-off for the full amount owed, calculated as set forth above, you agree to pay immediately the unpaid balance to the Company. You may be released from obligations under this paragraph only if the Compensation Committee of the Board of Directors of the Company (the “Committee”) (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

15.	This Option shall be personal to you and not be assignable or transferable by you except as otherwise specifically provided in this document or the Plan.

16.	The Plan is hereby incorporated by reference. Capitalized terms not defined herein shall have the meaning given such term in the Plan. In the event of any conflict between the Plan and this Option, the provisions of the Plan shall control and this Option shall be deemed modified accordingly.

17.	The Plan and this Option shall be administered and interpreted by the Committee, as provided in the Plan. Any decision, interpretation or other action made or taken in good faith by the Committee, arising out of or in connection with the Plan shall be final, binding and conclusive on the Company and all employees and their respective heirs, executors, administrators, successors and assigns. Determinations by the Committee, including without limitation determinations of employee eligibility, the form, amount and timing of awards, the terms and provisions of awards, and the agreements evidencing awards, need not be uniform and may be made selectively among eligible employees who receive or are eligible to receive awards, hereunder, whether or not such eligible employees are similarly situated. The Committee may amend this Option to the extent provided in the Plan or this Option.

18.	You agree and understand that applicable securities laws and stock option exchange rules may restrict your right to exercise this Option or to dispose of any shares which you may acquire upon any such exercise and may govern the manner in which such shares must be sold. You acknowledge receipt of a copy of the Plan and the prospectus (including all supplements and amendments thereto) most recently issued by the Company under the Securities Act of 1933, as amended relating to the Plan. The prospectus consists of a Statement of General Information and a Statement of Availability of Information. You also acknowledge that you have no right to receive any future option grants.

19.	This document does not confer on you any right to continue in the employ of the Company or any subsidiary, nor does it interfere with the Company’s or any subsidiary’s right to terminate your employment or alter other duties at any time. This Option will not be deemed to be compensation for purposes of computing benefits under any retirement plan of the Company or any of its subsidiaries or affiliates, nor will it affect benefits under any other benefit plan, including any benefit plan under which the availability or amount of benefits is related to compensation. The grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options. All decisions with respect to future option grants, if any, will be at the sole discretion of the Company.

20.	The Committee shall have the ability to substitute, without receiving your permission, Stock Appreciation Rights to be paid only in shares of Common Stock for any or all outstanding Options on a one-for-one basis; so long as the term of the substituted Stock Appreciation Rights is the same as the term of the Options and the exercise price of the Stock Appreciation Rights is the same as the exercise price of the Options, provided that such substitution shall not be allowed to the extent any such substitution constitutes a “modification” of this Option for purposes of Code Section 409A and Treasury Regulation 1.409A-1(b)(5)(v).

21.	For employees who are Senior Vice Presidents of Kellogg Company or an equivalent or higher level, upon the approval by the Company’s Law Department, you can transfer this Option to (a) members of your immediate family (spouse, children, stepchildren, grandchildren); (b) a trust of the benefit of such family members; (c) a partnership whose only partners are such family members; and (d) pursuant to decrees of domestic relations orders from tribunals or agencies of competent jurisdiction authorized by laws in the state to provide such orders. The Company shall not be obligated to provide any family member notices regarding this Option, including, but not limited to, early termination of this Option due to termination of the transferor’s employment. Consideration cannot be paid for the transfer of this Option. All terms and conditions applicable to this Option prior to its transfer shall remain in place. Subsequent transfers by the transferee are not permitted except by the laws of descent and distribution, and by will.

22.	By entering into and accepting receipt of this Option, you (i) authorize the Company and any agent of the Company administering the Plan or providing plan recordkeeping services to disclose to the Company or any of its subsidiaries such information and data as the Company or any such subsidiary shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waive any data privacy rights you may have with respect to such information; and (iii) authorize the Company to store and transmit such information in electronic form.

23.	The provisions of this Option are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

Revised and reissued February 2011.